Exhibit 99.1


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED

                                $

                         Arizona Public Service Company
                               % Senior Notes Due

Interest payable                 and                              Due

                           --------------------------

  The Offered Notes will mature on _____________. Interest on the Offered Notes is payable semiannually on ______________ and __________________of each year, commencing _________________ . The Offered Notes are redeemable prior to
     Maturity at a redemption price equal to the sum of (i) the principal of the Offered Notes being redeemed plus accrued interest thereon to the redemption date plus (ii) the Make-Whole Amount. For other terms of the Offered Notes, see "Certain Terms of the Offered Notes"
          herein and "Description of Senior Notes" in the accompanying
            Prospectus. The Notes will be represented by one or more
             Global Securities (as defined herein) registered in the
               name of a nominee of The Depository Trust Company.

Until the Release Date (as defined in the accompanying Prospectus), the Offered
     Notes will be secured by the Company's first mortgage bonds issued and delivered to the Senior Note Trustee. See "Description of Senior Notes
      -- Release Date" and "Description of Senior Notes -- Security" in the
      accompanying Prospectus. On the Release Date, the Offered Notes will cease to be secured by such first mortgage bonds, will become unsecured general obligations of the Company and will rank on a parity with other unsecured indebtedness of the Company
            (unless otherwise secured as described in the Prospectus
         under the caption "Description of Senior Notes -- Limitations on Liens and Sale and Lease-Back Transactions").

                           --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                              Underwriting
                                 Price To     Discounts And     Proceeds To
                                Public(1)      Commissions     Company(1)(2)
                                ---------      -----------     -------------
Per Offered Note .............           %               %                 %
Total ........................   $              $               $


(1) Plus accrued interest, if any, from             .
(2) Before deduction of expenses payable by the Company estimated at $         .

                           --------------------------

   The Offered Notes are offered by the several Underwriters when, as and if issued by the Company, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the delivery of the Offered Notes in book-entry form will be made through the
facilities  of The  Depository  Trust Company on or about             ,  against
payment therefor in immediately available funds.


            The date of this Prospectus Supplement is _____________.

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                -----------------

                             APPLICATION OF PROCEEDS

   The Company  intends to apply the net  proceeds  from the sale of the Offered
Notes to              . Any proceeds not immediately so applied will be invested temporarily, pending such application, in United States government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by United States government or agency obligations, or will be deposited with banks.

                       CERTAIN TERMS OF THE OFFERED NOTES


   The following description of the particular terms of the Offered Notes offered hereby supplements the description of the general terms and conditions of Senior Notes set forth under the heading "Description of Senior Notes" in the Prospectus, to which description reference is hereby made. The terms and conditions set forth herein will apply to each Offered Note. Capitalized terms not defined under this heading have the meanings assigned to them in the Prospectus or the Indenture (the "Senior Note Indenture"), dated as of November 15, 1996, between the Company and The Bank of New York, as Trustee (the "Senior Note Trustee").

General

   The Offered Notes offered hereby will be issued under the Senior Note Indenture as supplemented by the First Supplemental Indenture, dated as of November 15, 1996, the Second Supplemental Indenture dated as of April 1, 1997,
and the Third Supplemental Indenture, dated as of           , (collectively, the
"Supplemental Indentures"), between the Company and the Senior Note Trustee. The Offered Notes constitute a single series for purposes of the Senior Note
Indenture, limited to an aggregate principal amount not to exceed $           .

   The Offered Notes will initially be represented by a Global Note that will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary"). See "Description of Senior Notes -- Global Notes" in the accompanying Prospectus. The Offered Notes will be issuable in denominations of $1,000 and any integral multiple thereof.

   The Offered Notes will mature on               (the "Maturity").

   The Offered Notes will bear interest  from and including                   or
from and including the most recent Interest Payment Date with respect to which interest on such Offered Note (or any predecessor Offered Note) has been paid or duly provided for to, but excluding, the relevant Interest Payment Date at
           % per annum until the principal thereof is paid or made available for
payment.  The Interest Payment Dates will  be            and             of each
year,  commencing                   .  Interest  will be  payable  to the person
(which, in the case of the Global Note, shall be the Depositary) in whose name an Offered Security is registered at the close of business on
or                  (each, a "Regular Record Date") next preceding such Interest
Payment Date; provided, however, that the interest payable at Maturity will be payable to the person to whom principal shall be payable. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Redemption

   The Offered Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of
(i) the principal amount of the Offered

Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to the Offered Notes (or portion thereof) being redeemed (the "Redemption Price").

   If notice has been given as provided in the Senior Note Indenture and funds for the redemption of any Offered Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Offered Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Offered Notes will be to receive payment of the Redemption Price.

   Notice of any optional redemption of any Offered Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such Offered Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Offered Notes held by such Holder to be redeemed. If less than all of the Offered Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, such Offered Notes to be redeemed in whole or in part.

   As used herein:

      "Make-Whole Amount" means, in connection with any optional redemption of any Offered Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate
   (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over
   (ii) the aggregate principal amount of the Offered Notes being redeemed.

      "Reinvestment  Rate"  means           %  plus the  arithmetic  mean of the
   yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

      "Statistical Release" means the statistical release designed "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

      The Offered Notes will not be subject to any sinking fund.

Security

   Upon the issuance of the Offered Notes, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for the Offered Notes, First
Mortgage  Bonds,  Senior Note Series         (the "Series         First Mortgage
Bonds").  The Series            First Mortgage Bonds will have the same interest
rate, Interest Payment Dates, Maturity and redemption provisions, and will be in the same aggregate principal amount as the Offered Notes.

   Subject to the provisions of the Senior Note Indenture governing disbursement of funds following an event of default, payment by the Company to the Senior Note Trustee of the principal and interest on the

   Series            First  Mortgage  Bonds will be  applied by the Senior  Note
Trustee to satisfy the Company's obligations with respect to the principal and interest on the Offered Notes. As provided in the supplemental indenture setting
forth the terms of the Series            First  Mortgage  Bonds,  the  Company's
obligation  to make  payments  with respect to the  principal,  premium,  and/or
interest on the Series         First Mortgage Bonds shall be fully or partially,
as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the corresponding amount of principal, premium, if any, and/or interest then due, on the Offered Notes shall have been fully or partially paid, as the case may be, or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture trust funds sufficient under the provisions of the Senior Note Indenture to fully or partially pay the corresponding amount of principal, premium, if any, and/or interest then due on the Offered Notes.

   Reference is made to "Description Of Senior Notes -- Release Date" in the accompanying Prospectus for a description of the circumstances under which all or part of the Senior Note Mortgage Bonds will cease to be held by the Senior Note Trustee as security for the Senior Notes. As explained in the Prospectus, the Senior Notes will cease to be secured by the Senior Note Mortgage Bonds on the Release Date and will become unsecured general obligations of the Company. The Release Date will be the date that all First Mortgage Bonds of the Company issued and outstanding under the Mortgage, other than Senior Note Mortgage Bonds, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise. The following is a schedule of maturities of First Mortgage Bonds (not including Senior Note Mortgage Bonds) which are outstanding as of the date hereof. This schedule does not reflect the timing of redemptions which may occur prior to maturity.

                        7.625% Series due March 15, 1998
                        7.625% Series due June 15, 1999
                        5.75% Series due Sept. 15, 2000
                        8.125% Series due March 15, 2002
                        6.625% Series due March 1, 2004
                        10-1/4 % Series due May 15, 2020
                        9.5% Series due April 15, 2021
                        9% Series due Dec. 15, 2021
                        7.25% Series due Aug. 1, 2023
                        8.75% Series due Jan. 15, 2024
                        8% Series due Feb. 1, 2025
                        5.5% Series due Aug. 15, 2028
                        5.875% Series due Aug. 15, 2028

Defeasance

   The provisions described in the accompanying Prospectus under the caption "Description of Senior Notes -- Defeasance and Covenant Defeasance" are applicable to the Offered Notes.

                                  UNDERWRITING

   The Underwriters named below have severally agreed to purchase from the Company the following respective principal amounts of Offered Notes:

                                                               Principal
                  Underwriter                                    Amount
                -------------------                         --------------
                                                            $

                                                            --------------
                Total ...................................   $
                                                            ==============

   The Distribution Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Notes if any are purchased.

   The Company has been advised by the several Underwriters that they propose to offer the Offered Notes to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at
such price less a  concession  not in excess of             %  of the  principal
amount of the Offered Notes.  The  Underwriters  may allow, and such dealers may
reallow,  a discount not in excess of              %  of the principal amount of
the Offered Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

   The Offered Notes are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that they intend to make a market in the Offered Notes, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Notes.

   Certain of the Underwriters have provided various investment banking services, including serving as commercial paper dealers under the Company's commercial paper program, to the Company and its affiliates from time to time, for which they have received customary compensation. In addition, certain of the Underwriters have provided various investment banking services to Pinnacle West Capital Corporation, the Company's parent, from time to time, for which they have received customary compensation.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

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   No dealer,  salesperson  or other  person
has been  authorized to give any information
or to make any  representation not contained
in  this   Prospectus   Supplement   or  the        Arizona Public Service
Prospectus  and,  if  given  or  made,  such               Company
information  or  representation  must not be
relied upon as having been authorized by the
Company   or  by   any   Underwriter.   This
Prospectus  Supplement and the Prospectus do
not   constitute  an  offer  to  sell  or  a
solicitation  of an  offer to buy any of the                 APS
securities    offered    hereby    in    any
jurisdiction  to any  person  to  whom it is
unlawful   to  make   such   offer  in  such
jurisdiction.  Neither the  delivery of this             $
Prospectus  Supplement or the Prospectus nor          % Senior Notes Due
any  sale  made   hereunder  and  thereunder
shall, under any  circumstances,  create any
implication  that the information  herein is
correct  as of any  time  subsequent  to the
date hereof or that there has been no change
in the  affairs  of the  Company  since such        PROSPECTUS SUPPLEMENT
date.

              ----------------

              TABLE OF CONTENTS

            Prospectus Supplement

                                         Page
                                         ---
Application of Proceeds .................S-2
Certain Terms of the Offered Notes ......S-2
Underwriting ............................S-4

                  Prospectus

Available Information ...................  2
Incorporation of Certain Documents by
 Reference ..............................  2
Selected Information ....................  3
The Company .............................  4
Principal Holders of Voting Securities ..  4
Application of Proceeds .................  4
Earnings Ratios .........................  4
Securities ..............................  5
Description of New Bonds ................  5
Description of Senior Notes .............  9
Description of Debt Securities .......... 19
Plan of Distribution .................... 27
Experts ................................. 27
Legal Opinions .......................... 27

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